Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Partners Bancorp
Middletown, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 13, 2008, relating to the consolidated financial statements of Community Partners Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Allentown, Pennsylvania
February 25, 2009